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                          FORM OF AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 PRT GROUP INC.


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                    Pursuant to Sections 242 and 245 of the
                        Delaware General Corporation Law

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         PRT Group Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

         (1) The name of the Corporation is PRT Group Inc. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on September 18, 1996.

         (2) This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the "Board of Directors") and by the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the GCL.

         (3) This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended or supplemented.

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         (4) The text of the Certificate of Incorporation is amended and restated in its entirety as follows:

         FIRST: The name of the Corporation is PRT Group Inc. (the
"Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL").

         FOURTH: (a) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 65,000,000 shares of capital stock, consisting of (i) 50,000,000 shares of voting common stock, par value $.001 per share (the "Voting Common Stock"), (ii) 1,000,000 shares of non-voting common stock, par value $.001 per share (the "Non-Voting

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Common Stock" and, together with the Voting Common Stock, the "Common Stock"), and (iii) 10,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock").

         (b) Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of each class of the Common Stock are as follows:

         (1) Ranking. Except as otherwise expressly provided in this Amended and Restated Certificate of Incorporation, the powers, preferences and rights of the holders of Voting Common Stock and holders of Non-Voting Common Stock, and the qualifications, limitations and restrictions thereof, shall be in all respects identical.

         (2) Voting. Except as otherwise expressly required by law or provided in this Amended and Restated Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the holders of any outstanding shares of Voting Common Stock shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation, or upon which a vote of

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stockholders is otherwise duly called for by the Corporation. At each annual or special meeting of stockholders, each holder of record of shares of Voting Common Stock on the relevant record date shall be entitled to cast one vote in person or by proxy for each share of the Voting Common Stock standing in such holder's name on the stock transfer records of the Corporation, and each holder of record of shares of Non-Voting Common Stock on the relevant record date shall not be entitled to cast any votes in person or by proxy.

         (3) No Cumulative Voting. The holders of shares of Voting Common Stock shall not have cumulative voting rights.

         (4) Conversion of Non-Voting Common Stock. Each share of Non-Voting Common Stock shall be convertible, at the option of its record holder, into one validly issued, fully paid and non-assessable share of Voting Common Stock at any time. At the time of a voluntary conversion, the record holder of shares of NonVoting Common Stock shall deliver to the principal office of the Corporation or any transfer agent for shares of the Voting Common Stock (i) the certificate or certificates representing the shares of Non-Voting Common Stock to be converted, duly endorsed in blank or accompanied by

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proper instruments of transfer, and (ii) written notice to the Corporation specifying the number of shares of Non-Voting Common Stock to be converted into shares of Voting Common Stock and stating the name or names (with addresses) and denominations in which the certificate or certificates representing the shares of Voting Common Stock issuable upon such conversion are to be issued and including instructions for the delivery thereof. Conversion shall be deemed to have been effected at the time when delivery is made to the Corporation of both such written notice and the certificate or certificates representing the shares of Non-Voting Common Stock to be converted or such later time as may be specified in such written notice, and as of such time each person named in such written notice as the person to whom a certificate representing shares of Non-Voting Common Stock is to be issued shall be deemed to be the holder of record of the number of shares of Voting Common Stock to be evidenced by that certificate. Delivery of such certificates and such written notice shall obligate the Corporation to issue such shares of Voting Common Stock, and thereupon the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such record holder of shares of Voting Common Stock a certificate or

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certificates representing the number of shares of Voting Common Stock to which such record holder is entitled by reason of such conversion, and shall cause such shares of Voting Common Stock to be registered in the name of such record holder.

         (5) Unconverted Shares. In the event of the conversion of less than all of the shares of Non-Voting Common Stock evidenced by a certificate surrendered to the Corporation in accordance with the procedures of subparagraphs (b)(4) of this Article FOURTH hereof, the Corporation shall execute and deliver to or upon the written order of the holder of such unconverted shares, without charge to such holder, a new certificate evidencing the number of shares of Non-Voting Common Stock not converted.

         (6) Reservation. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued shares of Voting Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Voting Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Non-Voting Common Stock. The Corporation covenants that all of the shares of Voting Common Stock so issuable shall, when so

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issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges. The Corporation shall take all action as may be necessary to ensure that all such shares of Voting Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the shares of Voting Common Stock are or may be listed, or of any inter-dealer quotation system of a registered national securities association upon which the shares of Voting Common Stock are or may be listed.

         (7) Dividends; Stock Splits. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Voting Common Stock and shares of Non-Voting Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. If, at any time, a dividend or other distribution in cash or other property (other than dividends or other distributions payable in shares of Voting Common

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Stock or other voting securities of the Corporation, or rights, options or warrants to purchase shares of Voting Common Stock or other voting securities of the Corporation or securities convertible into or exchangeable for shares of Voting Common Stock or other voting securities of the Corporation) is declared or paid on the shares of Voting Common Stock or shares of Non-Voting Common Stock, a like dividend or other distribution in cash or other property shall also be declared or paid, as the case may be, on shares of Non-Voting Common Stock or shares of Voting Common Stock, as the case may be, in an equal amount per share. If, at any time, a dividend or other distribution payable in shares of Common Stock or other securities of the Corporation, or rights, options or warrants to purchase shares of Common Stock or other securities of the Corporation, or securities convertible into or exchangeable for shares of Common Stock or other securities of the Corporation is paid or declared on shares of Voting Common Stock or Non-Voting Common Stock, a like dividend or other distribution shall also be paid or declared, as the case may be, on shares of Non-Voting Common Stock or Voting Common Stock, as the case may be, in an equal amount per share; provided, that, for this purpose, if shares of Voting Common Stock or other voting

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securities of the Corporation, or rights, options or warrants to purchase shares of Voting Common Stock or other voting securities of the Corporation or securities convertible into or exchangeable for shares of Voting Common Stock or other voting securities of the Corporation, are paid on shares of Voting Common Stock, and shares of Non-Voting Common Stock or non-voting securities identical to the other securities paid on the shares of Voting Common Stock (except that the securities paid on the Non-Voting Common Stock will have no votes per share) or rights, options or warrants to purchase shares of Non-Voting Common Stock or such other non-voting securities or securities convertible into or exchangeable for shares of Non-Voting Common Stock or such other non-voting securities, are paid on shares of Non-Voting Common Stock, in an equal amount per share of Voting Common Stock and Non-Voting Common Stock, such dividend or other distribution shall be deemed to be a like dividend or other distribution. In the case of any split, subdivision, combination or reclassification of shares of Voting Common Stock or Non-Voting Common Stock, the shares of Non-Voting Common Stock or Voting Common Stock, as the case may be, shall also be split, subdivided, combined or reclassified so that the number of shares of Voting Common Stock and Non-

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Voting Common Stock outstanding immediately following such split, subdivision, combination or reclassification shall bear the same relationship to each other as did the number of shares of Voting Common Stock and Non-Voting Common Stock outstanding immediately prior to such split, subdivision, combination or reclassification.

         (8) Liquidation, Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Voting Common Stock and the holders of shares of Non-Voting Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.

         (9) Merger, etc. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Voting Common Stock and Non-Voting Common Stock shall be entitled to receive the same per share consideration on a per share basis; provided that, if such consideration shall

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consist in any part of voting securities (or of options or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), the holders of shares of Non-Voting Common Stock may receive, on a per share basis, non-voting securities, or securities convertible into or exchangeable for, non-voting securities).

         (10) No Preemptive or Subscription Rights. No holder of shares of Voting Common Stock or Non-Voting Common Stock shall be entitled to preemptive or subscription rights.

         (11) Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such

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consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

         (c) Preferred Stock. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) enti-

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tled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

         FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

         (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         (b) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

         (c) The directors shall be divided into three classes, designated Class I, Class II and Class III.

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Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1998 annual meeting; the term of the initial Class II directors shall terminate on the date of the 1999 annual meeting; and the term of the initial Class III directors shall terminate on the date of the 2000 annual meeting. At each succeeding annual meeting of stockholders beginning in 1998, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

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         (d) A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         (e) Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from

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office at any time, but only for cause and only by the affirmative vote of the holders of at least [a majority] of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

         (f) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws

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hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

         SIXTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

         SEVENTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such

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right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

         The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

         The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall

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not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

         Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

         EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

         NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State

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of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

         TENTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's By-Laws. The Corporation's By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors.

         ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the Corporation's By-Laws or the GCL, and all rights herein conferred upon stockholders are granted subject to such

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reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of Articles FIFTH, EIGHTH and TENTH of this Amended and Restated Certificate of Incorporation or this Article ELEVENTH.

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         IN WITNESS WHEREOF, the Corporation has caused this Amended and
Restated Certificate of Incorporation to be executed and attested to on its behalf this __th day of _________, 1997.


                                            PRT GROUP INC.



                                            By:
                                                ------------------------------
                                                Name:
                                                Title:

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